UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  May 23,2014
Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (301) 795-1800
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Emergent BioSolutions Inc. held its 2014 Annual Meeting of Stockholders on May 22, 2014. A total of 34,514,448 shares of the company's common stock were present or represented by proxy at the meeting, which represented approximately 92.52% of the company's 37,303,029 shares of common stock that were outstanding and entitled to vote at the meeting as of the record date of March 24, 2014. Stockholders considered the three proposals outlined below, each of which is described in more detail in the company's definitive proxy statement filed April 7, 2014.

Proposal 1. The election of four nominees to serve as Class II directors, each for a term of three years. All director nominees were elected. The voting results were as follows:

Nominees	For	Withheld
Zsolt Harsanyi, Ph.D.	28,999,607	3,133,692
General George Joulwan	31,939,889	193,410
Louis W. Sullivan, M.D.	31,949,559	183,740
Marvin L. White	31,950,219	183,080

Proposal 2. The ratification of the appointment by the audit committee of Ernst & Young LLP as the company's independent registered public accounting firm for fiscal year 2014. Proposal 2 was approved. The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes
34,336,585	170,875	6,988	0

Proposal 3. Approval of the amendment of the company's stock incentive plan. Proposal 3 was approved. The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes
27,536,782	4,588,082	8,435	2,381,149

Proposal 4. An advisory vote to approve the compensation of the company's named executive officers. Proposal 4 was approved. The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes
29,027,780	3,095,354	10,164	2,381,150

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23,2014	EMERGENT BIOSOLUTIONS INC.
	By:	/s/A.B. Cruz A.B. Cruz Executive Vice President, General Counsel and Corporate Secretary